EXHIBIT 5

EXECUTION COPY

NOTE OPTION AGREEMENT

NOTE OPTION AGREEMENT (this “Agreement”) dated as of January 14, 2014, between Charles S. Brand (the “Noteholder”) and Echo Holdings, LLC (the “Company”).

WHEREAS, the Noteholder and the Company desire to grant certain rights to one another pursuant to a Put/Call Agreement (the “Put/Call Agreement”) and Irrevocable Power of Attorney (the “Irrevocable Power of Attorney,” and together with the Put/Call Agreement, the “Transaction Documents”), forms of which are attached hereto as Exhibit A and Exhibit B, respectively; and

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Noteholder and the Company hereby agree as follows:

1.           Consummation of Transactions.  Subject to the terms and conditions of this Agreement, the Noteholder and the Company shall execute and deliver the Transaction Documents on or prior to January 21, 2014, or, if the conditions to the execution and delivery set forth in Section 2 shall not have been satisfied by such date, as soon as practicable after such conditions shall have been satisfied..

2.           Conditions.  (a)  The Company’s Obligation.  The obligation of the Company to execute and deliver the Transaction Documents is subject to the satisfaction (or waiver by the Company) of the following conditions:

(i)           The representations and warranties of the Noteholder in this Agreement and in Exhibit A of the Put/Call Agreement shall be true and correct in all respects.

(ii)           No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) or other legal restraint or prohibition preventing the execution and delivery of the Transaction Documents shall be in effect.

(iii)           The Company’s satisfactory completion of its due diligence with respect to EMRISE Corporation and its affiliates.

(b)           The Noteholder’s Obligation.  The obligation of the Noteholder to execute and deliver the Transaction Documents is subject to the satisfaction (or waiver by the Noteholder) of the following conditions:

(i)           The representations and warranties of the Company in this Agreement shall be true and correct in all respects.

(ii)           No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the execution and delivery of the Transaction Documents shall be in effect.

(iii)           The Noteholder’s receipt of an executed copy of the Guaranty (the “Guaranty”), a form of which is attached hereto as Exhibit C.

3.           Representations and Warranties of the Noteholder.  The Noteholder hereby represents and warrants to the Company as follows:

(a)           Authority. The Noteholder has all requisite power and authority to enter into the this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Noteholder and constitutes a legal, valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms.

(b)           No Conflicts; Consents.  The execution and delivery of this Agreement by the Noteholder do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien (statutory or other), claim, encumbrance, mortgage, security interest, community property interest, option, charge pledge, condition, equitable interest, right of first refusal, or restriction of any kind on the Note or, including any restriction on the voting, transfer, receipt of income or exercise of any other attribute of ownership of the Note (collectively, “Encumbrances”) under, any provision of (i) any contract, commitment, agreement or arrangement to which the Noteholder is a party or by which the Note is bound or (ii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to the Noteholder or the Note.  No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Noteholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Noteholder as follows:

(a)           Organization and Standing.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)           Authority.  The Company has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c)           No Conflicts; Consents.  The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the organizational documents, of the Company, (ii) any contract, commitment, agreement or arrangement to which the Company is a party or by which its properties or assets are bound, or (iii) any judgment, order, or decree, or statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.  No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

5.           Termination.  (a)  Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the consummation of the transactions contemplated by this Agreement:

(i)           by mutual written consent of the Noteholder and the Company;

(ii)           by the Company if any of the conditions set forth in Section 2(a) shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)           by the Noteholder if any of the conditions set forth in Section 2(b) shall have become incapable of fulfillment, and shall not have been waived by the Noteholder; or

(iv)           by either party hereto if transactions contemplated by this Agreement shall not have occurred by the close of business on February 18, 2014;

provided, however, that the party seeking termination pursuant to clause (ii) or (iii) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(b)           If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 5, this Agreement shall become void and of no further force or effect.

6.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Transmission of such counterparts by email of PDFs shall constitute effective delivery.

7.           Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

8.           Consent to Jurisdiction.  The Company and the Noteholder irrevocably submit to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  The Company and the Noteholder agree to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County.  The Company and the Noteholder further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 18.  The Company and the Noteholder irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

/s/ Charles S. Brand
Charles S. Brand

ECHO HOLDINGS, LLC

By:	/s/ David J. Brand
Name: David J. Brand
Title: Managing Member

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